UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): March 1, 2015

AMEREN CORPORATION

(Exact Name of Registrant as Specified in Charter)

Missouri (State or other jurisdiction of Incorporation)	1-14756 (Commission File Number)	43-1723446 (IRS Employer Identification Number)
1901 Chouteau Avenue, St. Louis, Missouri 63103 (Address of principal executive offices and zip code)
Registrant’s telephone number, including area code: (314) 621-3222

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02      Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective as of March 1, 2015, Charles D. Naslund retired from Ameren Corporation (“Ameren”, and together with its subsidiaries and affiliates, the “Company”) and his position as Executive Vice President, Corporate Operations Oversight, Union Electric Company, doing business as Ameren Missouri (“Ameren Missouri”), and Ameren Services Company (“Ameren Services”). In connection with his retirement from the Company, Mr. Naslund and Ameren Services entered into a consulting agreement, dated March 2, 2015 (the “Consulting Agreement”).

The Consulting Agreement provides, among other things, that Mr. Naslund will provide consulting services to the Nuclear Oversight and Environmental Committee of the Company’s Board of Directors, the Company’s Corporate Operations Oversight group and Ameren Missouri’s nuclear generation operations. Mr. Naslund will provide these services for a period beginning on April 1, 2015 and ending on September 30, 2016 (the “Consulting Period”). The Company will pay Mr. Naslund a retainer of $11,000 per month during the Consulting Period. The Consulting Agreement also contains a general waiver and release of claims against the Company, as well as confidentiality, non-compete and other customary provisions.

The foregoing description of the Consulting Agreement is qualified in its entirety by reference to the full and complete copy of the Consulting Agreement, which will be filed as an exhibit to Ameren Corporation’s Quarterly Report on Form 10-Q for the period ending on March 31, 2015.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMEREN CORPORATION
(Registrant)

By:	/s/ Martin J. Lyons, Jr.
Name:	Martin J. Lyons, Jr.
Title:	Executive Vice President and Chief Financial Officer

Date: March 3, 2015